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                                                   EXHIBIT 5


                                                , 1995
                                 --------------


TO:  Persons Receiving Shares of $1.00 Par Value Common Stock of
     Frontier Corporation Pursuant to:

     a Certain Plan of Merger Among Frontier Corporation and,

           Rochester Subsidiary Twenty-Seven Inc. and Dowdy
           Minnesota 10, Inc.,

     Pursuant to a Certain Registration Statement of
     Frontier Corporation on Form S-4 to be Filed February 16,
     1995.


     I am General Attorney of Frontier Corporation, the registrant pursuant to the above-referenced Registration Statement. In my opinion, the shares of Common Stock to be issued pursuant to the above-referenced transaction, when delivered as described in such Registration Statement, will be legally issued, fully paid and non-assessable shares of Common Stock, par value $1.00 of Frontier Corporation. I consent to the inclusion of this opinion letter as an Exhibit to such Registration Statement on Form S-4 and to the making of statements with respect to me under the heading "Legal Matters" in such Registration statement.

                         Very truly yours,


                         --------------------
                         John T. Pattison
                         General Attorney